     As filed with the Securities and Exchange Commission on May 19, 1997
                                                      Registration No. 333-15747
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 30549

                                 -------------

                                POST EFFECTIVE
                                AMENDMENT NO. 1
                                      TO
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 -------------

                               ENVOY CORPORATION
            (Exact Name of Registrant as specified in its Charter)


       TENNESSEE                                         62-1575729
(State or Other Jurisdiction                          (I.R.S. Employer
   of Incorporation                               (Identification Number)
   or Organization)

          15 CENTURY BOULEVARD, SUITE 600, NASHVILLE, TENNESSEE 37214
                                (615) 885-3700
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                                 -------------

                                 JIM D. KEVER
                        15 CENTURY BOULEVARD, SUITE 600
                          NASHVILLE, TENNESSEE 37214
                                (615) 885-3700
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)


                                   COPY TO:


                                BOB F. THOMPSON
                            BASS, BERRY & SIMS PLC
                            FIRST AMERICAN CENTER
                          NASHVILLE, TENNESSEE 37238
                                (615) 742-6200

                                 -------------


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [ ].

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x].

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                           ---------

        If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                    ---------

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        POST-EFFECTIVE AMENDMENT NO. 1
          TO REGISTRATION STATEMENT ON FORM S-3 (REG. NO. 333-15747)
                              ENVOY CORPORATION

                     REPORT OF RESULTS AND DEREGISTRATION


        This Registration Statement on Form S-3 (Registration No. 333-15747) (the "Registration Statement") registered 321,289 shares of Common Stock, no par value per share (the "Shares"), of ENVOY Corporation (the "Company"). The Shares were sold in brokerage transactions at prevailing market prices through J.C. Bradford & Co., in privately negotiated transactions for the account of the Selling Shareholders at prices at or near the market price or in other privately negotiated transactions.

        A total of 213,389 Shares were sold pursuant to the Registration Statement. Accordingly, pursuant to Rule 478(a) promulgated under the Securities Act of 1933, as amended, and undertaking (3) contained in Part II of the Registration Statement, the Company hereby deregisters the 107,900 Shares registered under the Registration Statement which were not sold in the offering.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 19th day of May, 1997.

                                            ENVOY CORPORATION



                                            By:/s/ Fred C. Goad, Jr.
                                               --------------------------------
                                               Fred C. Goad, Jr.
                                               Chairman, Co-Chief Executive
                                               Officer and Director


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




           Signature              Title                          Date
           ---------              -----                          ----

/s/ Fred C. Goad, Jr.   Chairman of the Board, Co-Chief       May 19, 1997
----------------------- Executive Officer and Director
    Fred C. Goad, Jr.


/s/      *              Co-Chief Executive Officer,           May 19, 1997
----------------------- President and Director
    Jim D. Kever



/s/      *              Chief Financial Officer (Principal    May 19, 1997
----------------------- Financial and Accounting Officer)
    Kevin M. McNamara


/s/      *              Director                              May 19, 1997
-----------------------
    William E. Ford


/s/      *              Director                              May 19, 1997
-----------------------
    W. Marvin Gresham


/s/      *              Director                              May 19, 1997
-----------------------
    Laurence E. Hirsch



        Signature                     Title                      Date
        ---------                     -----                      ----
/s/          *                       Director                 May 19, 1997
---------------------------
    G. Walter Loewenbaum II


/s/          *                       Director                 May 19, 1997
---------------------------
    Richard A. McStay


/s/          *                       Director                 May 19, 1997
---------------------------
    Harlan F. Seymour



*By: /s/Fred C. Goad, Jr.                                     May 19, 1997
 --------------------------
    Fred C. Goad, Jr.
    Attorney-in-Fact



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